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                                                                    EXHIBIT j(2)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Post-Effective Amendment No. 61 to the registration statement on Form N-1A ("Registration Statement") of our reports dated December 12, 2001, relating to the financial statements and financial highlights of AIM Investment Funds, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.

/s/PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Houston, Texas
January 30, 2002